EXHIBIT 24
POWER OF ATTORNEY
FORM 10-K ANNUAL REPORT FOR FISCAL 2006
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Ellen O. Kaden and John J. Furey, each of them, until December 31, 2006, their true and lawful attorneys-in-fact and agents, with full power of substitution and revocation, for them and in their name, place and stead, in any and all capacities, to sign Campbell Soup Company’s Form 10-K Annual Report to the Securities and Exchange Commission for the fiscal year ended July 30, 2006, and any amendments thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.
CAMPBELL SOUP COMPANY

Signature	Dated as of September 28, 2006

/s/ Edmund M. Carpenter	/s/ Mary Alice D. Malone

Edmund M. Carpenter	Mary Alice D. Malone

/s/ Paul R. Charron	/s/ Sara Mathew

Paul R. Charron	Sara Mathew

/s/ Douglas R. Conant	/s/ David C. Patterson

Douglas R. Conant	David C. Patterson

/s/ Bennett Dorrance	/s/ Charles R. Perrin

Bennett Dorrance	Charles R. Perrin

/s/ Kent B. Foster	/s/ A. Barry Rand

Kent B. Foster	A. Barry Rand

/s/ Harvey Golub	/s/ George Strawbridge, Jr.

Harvey Golub	George Strawbridge, Jr.

/s/ Randall W. Larrimore	/s/ Les C. Vinney

Randall W. Larrimore	Les C. Vinney

/s/ Philip E. Lippincott	/s/ Charlotte C. Weber

Philip E. Lippincott	Charlotte C. Weber